EXHIBIT 1
                                                                       ---------


                        EGAIN COMMUNICATIONS CORPORATION

                AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

         This AMENDMENT NO. 1 TO THE REGISTRATION RIGHTS AGREEMENT (this "Amendment"), dated as of December 23, 2004, between eGAIN COMMUNICATIONS CORPORATION, a Delaware corporation (the "Company"), and certain undersigned holders of the 6.75% Series A Cumulative Convertible Preferred Stock of the Company set forth on SCHEDULE I attached hereto (the "Holders").

                              W I T N E S S E T H:

                  WHEREAS, the Company and the holders of the 6.75% Series A Cumulative Convertible Preferred Stock of the Company have previously entered into that certain Registration Rights Agreement dated as of August 22, 2000 (the "Rights Agreement") pursuant to which the Company, among other things, granted certain registration rights to the Holders;

                  WHEREAS, the Company and certain Holders are parties to an Agreement and Voting Agreement each dated as of September 29, 2004, pursuant to which such Holders have agreed to modify certain rights held by such Holders in return for the enhanced liquidity associated with an earlier conversion of the Series A Preferred into Common Stock (the "Conversion"); and

                  WHEREAS, in connection with the Conversion, the Company and the undersigned Holders of a majority of Registrable Securities (as defined in the Rights Agreement) hereby desire to amend the Rights Agreement to provide for an additional demand registration right and to lower the threshold for shares to be included in an underwritten offering, as set forth in this Amendment:

                  NOW, THEREFORE, in consideration of the foregoing and the respective promises, covenants and agreements set forth herein:

1)       AMENDMENTS.

                  Section 3(a) of the Prior Agreement is hereby amended and restated to read in its entirety:

                  "SHELF REGISTRATION. The Company shall prepare and file with the Commission, as soon as practicable following the date hereof but in any event no later than 60 days from the date hereof (the "Filing Date"), a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act (a "Shelf Registration") registering the resale from time to time by holders of all of the Registrable Securities (the "Initial Shelf Registration"). The Initial Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of such Registrable

Securities for resale by the holders in the manner or manners designated by them, and shall cover all shares of Common Stock that could be issued within two years of the effectiveness of the Initial Shelf Registration. If the holders of a majority of the Registrable Securities so elect (the "Underwriting Initiating Holders"), an offering of Registrable Securities pursuant to the Shelf Registration Statement may be effected in the form of a firm commitment underwritten offering; provided that the Company shall not be obligated to cooperate with the Designated Holders hereunder in connection with more then four (4) such underwritten offerings or in connection with any underwritten offering where the aggregate offering price is less than $1 million (calculated based upon the average of the Market Price of the Common Stock on three trading days prior to the date on which request for the underwritten offering is presented to the Company). The Company shall use its best efforts to cause such underwritten offering to occur and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 3(g). In connection with any underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Designated Holders thereof accept the terms of the underwritten offering as agreed upon by the Company, the Approved Underwriter and the Underwriting Initiating Holders, and then only in such quantity as such underwriter believes will not jeopardize the success of such offering. If the Approved Underwriter believes that the registration of all or part of the Registrable Securities which the Underwriting Initiating Holders and the other Designated Holders have requested to be included would materially adversely affect the success of such public offering, then the Company shall be required to include in the underwritten offering, to the extent of the amount that the Approved Underwriter believes may be sold without causing such adverse effect, FIRST, all of the Registrable Securities to be offered for the account of the Designated Holders who requested inclusion of their Registrable Securities pursuant to this Section 5(a), pro rata based on the number of Registrable Securities owned by such Designated Holders; and SECOND, any other securities requested to be included in such offering. The Company shall use its reasonable efforts to cause the Initial Shelf Registration to be declared effective under the Securities Act as soon as practicable following the date of the meeting of shareholders called to consider the Requisite Shareholder Approvals but in any event no later than 180 days from the date hereof (the "Effectiveness Deadline"), and to keep the Initial Shelf Registration continuously effective under the Securities Act until the earlier of the expiration of the Effectiveness Period or the date a Subsequent Shelf Registration, as defined below, covering all of the Registrable Securities has been declared effective under the Securities Act."

                  A new Section 9(m) is hereby added to the Rights Agreement which shall read in its entirety:

                  "LOCKUP AGREEMENT. Reference is made to that certain Restructuring Agreement by and among the Company and certain holders of Registrable Securities dated as of September 29, 2004 (the "Restructuring Agreement"). No Holder shall sell or otherwise transfer or dispose of any shares of Common Stock (or other securities) of the Company held by such Holder issued upon the conversion of the Series A Preferred Stock during the one hundred and twenty (120) day period following the Closing (as defined in

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the Restructuring Agreement) of the Conversion (as defined in the Restructuring
Agreement)."

2)       MISCELLANEOUS.

                  (a) Capitalized terms used herein but not otherwise defined herein shall have the meanings as set forth in the Agreement.

                  (b) Other than with respect to the amendment of Section 3(a) and the addition of Section 9(m) of the Rights Agreement set forth above, this Amendment does not modify, change or delete any other addendum, term, provision, representation, warranty or covenant (the "Provisions") relating to or contained in the Rights Agreement, and all such Provisions shall remain in full force and effect.

                  (c) This Amendment shall be construed in accordance with and shall be governed by the laws of the State of California, without regard to its laws as to conflict of laws.

                  (d) This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                  (e) This Amendment and any of the provisions hereof may not be amended, altered or added to in any manner except by a document in writing and signed by the parties hereto.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

                                     COMPANY

                                     eGAIN COMMUNICATIONS CORPORATION


                                     By       /s/ Ashutosh Roy
                                              ----------------------------------
                                     Its      Chief Executive Officer
                                              ----------------------------------
                                     Address: 345 E. Middlefield Road
                                              Mountain View, CA  94043

                                    HOLDERS:

                                    OAK HILL CAPITAL PARTNERS, L.P.

                                    By:  OHCP GenPar, L.P.

                                    By:  OHCP MGP, LLC


                                    By:   /s/ Kevin G.Levy
                                          ------------------------------------
                                          Name:  Kevin G.Levy
                                          Title:  Vice President


                                    OAK HILL CAPITAL MANAGEMENT PARTNERS, L.P.

                                    By:  OHCP GenPar, L.P.

                                    By:  OHCP MGP, LLC


                                    By:   /s/ Kevin G.Levy
                                          ------------------------------------
                                          Name:  Kevin G.Levy
                                          Title:  Vice President


                                    OAK HILL VENTURE FUND I, L.P.

                                    By:  OHCP Genpar I, L.P.

                                    By:  OHCP MGP I, LLC


                                    By:   /s/ Kevin G.Levy
                                          ------------------------------------
                                          Name:  Kevin G.Levy
                                          Title:  Vice President


                                    FW INVESTORS V. L.P.

                                    By:  FW Management II, L.L.C.


                                    By:   /s/ Kevin G.Levy
                                          ------------------------------------
                                          Name:  Kevin G.Levy
                                          Title:  Vice President




                                     /s/ Gunjan Sinha
                                     ------------------------------------------
                                      Gunjan Sinha


                                     /s/ Ashutosh Roy
                                     ------------------------------------------
                                      Ashutosh Roy


                                     /s/ Eric Smit
                                     ------------------------------------------
                                       Eric Smit


                                     /s/ Promod Narang
                                     ------------------------------------------
                                        Promod Narang

                                      GRANITE PRIVATE EQUITY III, LLC



                                      By:    /s/ Daren J. Wells
                                            ------------------------------------
                                      Its:  Vice President
                                            ------------------------------------


                                      DEUTSCHE BANK, A.G. LONDON BRANCH

                                      BY:  ITS AGENT, DEUTSCHE BANK SECURITIES
                                      INC.




                                      By:
                                            ------------------------------------
                                      Its:
                                            ------------------------------------

                                            and

                                      By:
                                            ------------------------------------
                                      Its:
                                            ------------------------------------


                                      SOCIETE GENERALE PARIS




                                      By:
                                            ------------------------------------
                                      Its:
                                            ------------------------------------


                                      ELLIOTT ASSOCIATES, L.P.



                                      By:
                                            ------------------------------------
                                      Its:
                                            ------------------------------------



                                      WESTGATE INTERNATIONAL. L.P.

                                      By:  ELLIOTT INTERNATIONAL CAPITAL
                                      ADVISORS, INC.,
                                      Attorney-In-Fact



                                      By:
                                            ------------------------------------
                                      Its:
                                            ------------------------------------


                                      THE DAVID & SILKE HENKEL-WALLACE FAMILY
                                      TRUST DATED
                                      8 NOV 1999



                                      By:    /s/ David Henkel-Wallace
                                            ------------------------------------
                                      Its:  Trustee
                                            ------------------------------------

                                   SCHEDULE I

                                 LIST OF HOLDERS

--------------------------------------------------------------------------------
                             NAME                                  SERIES SHARES
--------------------------------------------------------------------------------
Oak Hill Capital Partners, L.P.                                           316.87
--------------------------------------------------------------------------------
Oak Hill Venture Fund I, L.P.                                              60.00
--------------------------------------------------------------------------------
FW Investors V, L.P.                                                      105.00
--------------------------------------------------------------------------------
Oak Hill Capital Management Partners, L.P.                                  8.12
--------------------------------------------------------------------------------
Granite Private Equity III, LLC                                            85.00
--------------------------------------------------------------------------------
Deutsche Bank A.G. London Branch                                           75.00
--------------------------------------------------------------------------------
Ashutosh Roy                                                               30.00
--------------------------------------------------------------------------------
Eric Smit                                                                  10.00
--------------------------------------------------------------------------------
Promod Narang                                                              10.00
--------------------------------------------------------------------------------
Societe Generale, Paris                                                    10.00
--------------------------------------------------------------------------------
Elliot Associates, L.P.                                                    50.00
--------------------------------------------------------------------------------
Westgate International, L.P.                                               50.00
--------------------------------------------------------------------------------
David and Silke Henkel-Wallace Family Trust dated November 8, 1999         25.00
--------------------------------------------------------------------------------
Gunjan Sinha                                                               50.00
--------------------------------------------------------------------------------
TOTAL:                                                                    884.99
--------------------------------------------------------------------------------